EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-225915) pertaining to the Park-Ohio Holdings Corp. 2018 Equity and Incentive Compensation Plan,

(2)Registration Statement (Form S-8 No. 333-204713) pertaining to the Park-Ohio Holdings Corp. 2015 Equity and Incentive Compensation Plan,

(3)Registration Statement (Form S-8 No. 333-01047) pertaining to the Individual Account Retirement Plan, and

(4)Registration Statement (Form S-3 No. 333-252687) pertaining to debt securities and common stock of Park-Ohio Holdings Corp.;

as our reports dated March 5, 2021, with respect to the consolidated financial statements of Park-Ohio Holdings Corp. and subsidiaries and the effectiveness of internal control over financial reporting of Park-Ohio Holdings Corp. and subsidiaries included in this Annual Report (Form 10-K) of Park-Ohio Holdings Corp. and subsidiaries for the year ended December 31, 2020 and the financial statement schedule of Park-Ohio Holdings Corp. and subsidiaries included herein.

/s/ Ernst & Young LLP
Cleveland, Ohio
March 5, 2021